UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: October 25, 2013

GulfSlope Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51638	16-1689008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 CityWest, Suite 800
Houston, Texas  77042
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (281) 918 4100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

GulfSlope Energy, Inc. (the “Company”) entered into indemnification agreements with Mr. Seitz, a director and executive officer, Mr. Askew, a director, and Mr. Moore, Dr. Bain and Mr. Rodgers, each executive officers of the Company (each an “Indemnification Agreement,” collectively “Indemnification Agreements”).  Mr. Seitz and Mr. Askew’s Indemnification Agreements were effective as of June 18, 2013.  Mr. Moore, Dr. Bain and Mr. Rodgers’ Indemnification Agreements were each dated effective October 25, 2013.  Pursuant to the Indemnification Agreements, the Company agrees to indemnify each director or officer against any and all expenses to the fullest extent permitted by the law and the Company’s Certificate of Incorporation if such director or officer was, is, becomes or is threatened to be made a party to or witness or other participant in a claim by reason of (or arising in part out of) the director or officer’s service as a director, officer, partner, employee, trustee, agent or fiduciary of the Company or any of its subsidiaries or the director or officer’s service at the request of the Company in any such capacity with any other enterprise. The Indemnification Agreement also provides for, among other things, the advancement of expenses relating to the indemnification obligations, subject to reimbursement in the event the individual is not entitled to indemnification under applicable law and the Company’s Certificate of Incorporation.

The foregoing summary of the Indemnification Agreement is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of a form Indemnification Agreement, filed as an Exhibit to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities

The Company held a final closing in connection with a private placement of its common stock on October 30, 2013.  Pursuant to this offering the Company issued an aggregate of 68,496,107 shares of its common stock at a purchase price of $0.12 per share receiving gross proceeds of $8,219,532.87 pursuant to the terms of a subscription agreement (the “Subscription Agreement”).  Of that amount 50,996,108 of the shares were privately placed between August 29, 2013 and October 25, 2013.  The Company intends to use the proceeds from the private placement for general corporate purposes. A copy of the form of Subscription Agreement relating to the sale of the shares in the private placement is attached hereto as an Exhibit to this Current Report on Form 8-K and incorporated by reference into this Item 3.02.  In connection with this offering, the Company agreed to file with the Commission a shelf registration statement on Form S-1 or, if available, Form S-3 relating to the resale by the investors of the Company’s common stock purchased pursuant to the Subscription Agreement, a copy of which is attached hereto as an Exhibit to this Current Report on Form 8-K and incorporated by reference into this Item 3.02.

On October 25, 2013, our consultant, Focus Oil and Gas Resources, LLC, which is owned and controlled by our executive officer Brady Rodgers, agreed to convert accrued compensation of $90,000 through September 30, 2013 and an additional $22,500 of accrued compensation through October 2013 (an aggregate of $112,500) for a total of 937,500 shares of the Company’s common stock (a conversion rate of $0.12 per share).

Effective October 25, 2013, our executive officer, Dr. Bain, converted (i) in full the September 6, 2013 $60,000 convertible promissory note owed to Dr. Bain, which as of October 25, 2013, represented a Company obligation of $60,408.33 of principal and accrued interest, into 503,403 shares of our common stock (a conversion rate of $0.12 per share), and (ii) a principal amount of $120,000 of the September 6, 2013 $140,000 convertible promissory note owed to ConRon Consulting, Inc., an entity owned by Dr. Bain, into 1,000,000 shares of our common stock (a conversion rate of $0.12 per share).

The disclosure set forth in Item 5.02 of this Form 8-K relating to the shares of common stock underlying the Option Agreement (as defined in Item 5.02) is incorporated herein by reference.

The offer and sale of the shares of the Company’s common stock issued in connection with the private placement, issued upon conversion of debt, and the shares of the Company’s common stock underlying the Option Agreement, each described above, were made without registration under the Securities Act of 1933, as amended (the “Act”), and the securities laws of certain states, in reliance on the exemptions provided by Section 4(a)(2) of the Act and Regulation D under the Act and in reliance on similar exemptions under applicable state laws. The sale of the shares of the Company’s common stock did not involve any public offering; each investor made representations regarding its investment intent, experience and sophistication; each investor either received or had access to adequate information about us in order to make an informed investment decision; we believe that each investor is an “accredited investor” as that term is defined under Rule 501(a) of Regulation D; no advertising or general solicitation was made in connection with the sale and issuance of the Company’s common stock; and no sales commissions were paid in connection therewith.

This Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities of the Company.  No offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)  Appointment of Principal Executive Officer and Other Executive Officers.

On October 25, 2013, Brady Rodgers was appointed as an executive officer with the title of Vice President Engineering and Business Development.

Mr. Rodgers has provided services for us since May 2013, becoming an executive officer in October 2013.  From December 2010 until joining us, he served as Head of J.P. Morgan Investment Bank’s Oil and Gas Acquisitions & Divestitures Group with global responsibilities. His experience includes both domestic and international roles, onshore and offshore. The prior 12 years were spent in technical and managerial capacities at various oil and gas companies including Venoco, Endeavour International, Inc, Devon Energy, and Mobil Oil in the US Deepwater division.  Mr. Rodgers is a member of the Society of Petroleum Engineers, former board member of the Denver Petroleum Club and served on the board of the Department of Energy’s URTAC (Unconventional Resourced Technical Advisory Council) by appointment of the President.  Mr. Rodgers received a Bachelor of Science in Petroleum Engineering from the University of Kansas and a Masters of Science in Global Energy Management from the University of Colorado.

On October 25, 2013, the Company entered into a nonstatutory stock option agreement with Brady Rodgers, in connection with Mr. Rodgers’ appointment as an executive officer of the Company (the “Option Agreement”).  The Option Agreement grants Mr. Rodgers the option to purchase up to 2,000,000 shares of the Company’s common stock (the “Option”).  The Option has a ten-year term, a per share exercise price equal to $0.12 per share, and a cashless exercise option. The Option will vest 50% on October 25, 2014 and 50% on October 25, 2015, subject to Mr. Rodgers’ continued service as an executive officer of the Company through the applicable vesting dates. In addition, the Option will fully accelerate as to vesting in the event of a change of control, as such term is defined in the Option Agreement provided that Mr. Rodgers has not terminated his service.

Mr. Rodgers acquired 256,106 shares of Company common stock in the private placement described in Item 3.02 above.

Except as set forth herein and in Item 3.02, there have been no transactions since the beginning of the Company’s last fiscal year, nor are any currently proposed, regarding Mr. Rodgers that are required to be disclosed by Item 404(a) of Regulation S-K.

(d)  Compensatory Arrangements of Certain Officers.

The information set forth in Item 5.02(b) is hereby incorporated by reference.

Item 8.01  Other Events

During the fiscal year ended September 30, 2013, John N. Seitz loaned the Company an aggregate of $6.5 million, due on demand, unsecured, bearing interest at an annual rate of 5%, and convertible into Company common stock at a conversion price of $0.12 per share.  On May 31, 2013, Mr. Seitz converted $1.2 million of this debt into 10 million shares of Company common stock.  As of October 25, 2013, the Company owed Mr. Seitz a principal amount of $5.3 million.  A form of the convertible promissory note is attached hereto as an Exhibit to this Current Report on Form 8-K and incorporated by reference into this Item 8.01.

As of October 25, 2013, after giving effect to the conversions described in Item 3.02, ConRon Consulting, Inc. holds a $20,000 unsecured demand note (substantially similar to the form of convertible promissory note attached as an Exhibit to this Current Report on Form 8-K), bearing interest at the annual rate of 5% and convertible into Company common stock at a conversion price of $.12 per share.

As of October 30, 2013, James Askew, a director, acquired 5 million shares of common stock for a $600,000 investment ($.12 per share purchase price).

Item 9.01  Financial Statements and Exhibits

The following exhibits are to be filed as part of this Form 8-K:

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT
10.1	Form of Indemnification Agreement
10.2	Form of Subscription Agreement
10.3	Form of Registration Rights Agreement
10.4	Form of Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 31, 2013

GULFSLOPE ENERGY, INC.

By:	/s/ John N. Seitz
John N. Seitz, Chief Executive Officer